                                                                    EXHIBIT 4(u)


                          GEORGIA-PACIFIC CORPORATION


                            Senior Deferrable Notes


                             REMARKETING AGREEMENT


                                         July 7, 1999


MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

            Morgan Stanley & Co. Incorporated (the "Remarketing Agent") is undertaking to remarket the .% Senior Deferrable Notes due August 16, 2004 (the "Senior Deferrable Notes"), issued by Georgia-Pacific Corporation, a Georgia corporation (the "Company"), pursuant to the Indenture, dated as of March 1, 1983, between the Company and The Chase Manhattan Bank (National Association), as Trustee, as amended and supplemented by the First Supplemental Indenture to the Indenture, dated July 27, 1988, among Georgia-Pacific Corporation, The Chase Manhattan Bank (National Association), as Trustee, and Morgan Guaranty Trust Company of New York, as Successor Trustee, and by the Agreement of Resignation, Appointment and Acceptance, dated as of January 31, 1992, by and among Georgia-Pacific Corporation, Morgan Guaranty Trust Company of New York, as Trustee, and The Bank of New York, as Successor Trustee, (the "Senior Trustee") (as amended or supplemented, the "Indenture").

            The Remarketing (as defined below) of the Senior Deferrable Notes is provided for in resolutions duly adopted by the Board relating to the Senior Deferrable Notes (the "Senior Deferrable Notes Board Resolution").

Section 1.  Definitions.
            ------------

            (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, dated as of July 7, 1999 (the "Purchase Contract Agreement"), between the Company and The First National Bank of Chicago, as Purchase Contract Agent (the "Purchase Contract Agent"), or in the Senior Deferrable Notes Board Resolution, as the case may be.

            (b) As used in this Agreement, the following terms have the following meanings:

            "Remarketed Senior Deferrable Notes" means the Senior Deferrable Notes subject to the Remarketing, as identified to the Remarketing Agent by the Purchase Contract Agent after 11:00 a.m. on the fifth Business Day immediately preceding the Purchase Contract Settlement Date;

            "Remarketing Procedures" means the procedures in connection with the Remarketing of the Senior Deferrable Notes described in the Senior Deferrable Notes Board Resolution;

            "Remarketing" means the remarketing of the Remarketed Senior Deferrable Notes pursuant to the Remarketing Procedures; and

            "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

Section 2.  Appointment and Obligations of the Remarketing Agent.
            -----------------------------------------------------

            (a) The Company hereby appoints Morgan Stanley & Co. Incorporated as exclusive remarketing agent (the "Remarketing Agent"), and Morgan Stanley & Co. Incorporated hereby accepts appointment as Remarketing Agent, for the purpose of (1) Remarketing Remarketed Senior Deferrable Notes on behalf of the holders thereof and (2) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

            (b) The Remarketing Agent agrees to (1) use reasonable efforts to remarket the Remarketed Senior Deferrable Notes tendered or deemed tendered to the Remarketing Agent in the Remarketing, (2) notify the Company promptly of the Reset Rate and (3) carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

            (c) On the third Business Day immediately preceding the Purchase Contract Settlement Date (the "Remarketing Date"), the Remarketing Agent shall use reasonable efforts to remarket, at a price at least equal to 100.25% of the Stated Amount, the Remarketed Senior Deferrable Notes tendered or deemed tendered for purchase.

            (d) If, as a result of the efforts described in Section 2(b), the Remarketing Agent determines that it will be able to remarket all Remarketed Senior Deferrable Notes tendered or deemed tendered for purchase at a price at least equal to 100.25% of the Stated Amount prior to 4:00 p.m. (New York City time) on the Remarketing Date without increasing the Coupon Rate, the Remarketing Agent shall set the Reset Rate at the Coupon Rate. If the Remarketing Agent determines immediately prior to Remarketing that it will not be able to remarket all of the Remarketed Senior Deferrable Notes tendered or deemed tendered for purchase at a price at least equal to 100.25% of the Stated Amount, the Remarketing Agent shall set the Reset Rate at a rate per annum (rounded to the nearest one-thousandth of one percent per annum) that the Remarketing Agent determines to be the lowest rate per annum that will enable it to remarket all of the Remarketed Senior Deferrable Notes tendered or deemed tendered for purchase at a price equal to 100.25% of the Stated Amount.

          (e) Upon receipt of the proceeds from the Remarketing, the Remarketing Agent shall:

               (1) retain 25 basis points (.25%) of the Stated Amount for the performance of its services as Remarketing Agent hereunder;

               (2) remit to the Collateral Agent all excess proceeds of the Remarketed Senior Deferrable Notes subject to the Pledge Agreement; and

               (3) remit to [the holders] all excess proceeds of the Remarketed Senior Deferrable Notes not subject to the Pledge Agreement.

          (f) If none of the holders of Remarketed Senior Deferrable Notes elects to have Remarketed Senior Deferrable Notes remarketed in the Remarketing, the Remarketing Agent shall determine the rate that would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate.

          (g) If, by 4:00 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent is unable to remarket all Remarketed Senior Deferrable Notes tendered or deemed tendered for purchase, a failed Remarketing ("Failed Remarketing") shall be deemed to have occurred, and the Remarketing Agent shall so advise by telephone DTC, the Senior Trustee and the Company. In the event of a Failed Remarketing, the Reset Rate shall equal the Two-Year Benchmark Treasury rate plus the Applicable Margin.

          (h) Provided that there has not been a Failed Remarketing, by approximately 4:30 p.m. (New York City time) on the Remarketing Date, the Remarketing Agent shall advise, by telephone:

               (1) DTC, the Senior Trustee and the Company of the Reset Rate determined in the Remarketing and the number of Remarketed Senior Deferrable Notes sold in the Remarketing;

               (2) each purchaser (or the Clearing Agency Participant thereof) of Remarketed Senior Deferrable Notes of the Reset Rate and the number of Remarketed Senior Deferrable Notes such purchaser is to purchase; and

               (3) each purchaser to give instructions to the Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Remarketed Senior Deferrable Notes purchased through the facilities of DTC.

Section 3.   Representations and Warranties of the Company.
             ----------------------------------------------

             The Company represents and warrants (i) on and as of the date hereof, (ii) on and as of the date the Prospectus Supplement or other Remarketing Materials (each as defined in Section 3(a) below) are first distributed in connection with the Remarketing (the "Commencement Date"), (iii) on and as of the Remarketing Date, and (iv) on and as of the Purchase Contract Settlement Date that:

            (a) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            (b) A registration statement on Form S-3 (File No. 333-80757) and an amendment or amendments thereto with respect to the initial offering of the Senior Deferrable Notes has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act; a registration statement on Form S-3, if required to be filed in connection with the Remarketing also may be prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and filed with the Commission under the Securities Act; and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of such registration statement or registration statements that have become effective and the amendment or amendments to such registration statements have been delivered by the Company to you.

            As used in this Agreement, "Effective Time" means the date and time as of which the last of such registration statements that have become effective or may be filed, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time of such last registration statement; "Preliminary Prospectus" means each prospectus included in such last registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such last registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed pursuant to Rule 424(b) of the Rules and Regulations.

          Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the "Remarketing Materials") shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

          (c) The Commission has not issued an order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Remarketing Materials.

          (d) The Registration Statement conforms (and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all respects to the requirements of the Securities Act and the Rules and Regulations, and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the Commencement Date, Remarketing Date and Purchase Contract Settlement Date (as to any Remarketing Materials) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation and warranty is made as to the statement of eligibility and qualification on Form T-1 of the Senior Trustee under the Trust Indenture Act, or as to information contained in or omitted from the Registration Statement, the Prospectus or the Remarketing Materials in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent specifically for inclusion therein. The Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

          (e) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) Subsequent to the date of the latest consolidated financial statements included or incorporated by reference in the Prospectus or in any Remarketing Materials, there has not been any material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except in each case as set forth in or contemplated by the Prospectus or any Remarketing Materials.

          (g) The execution, delivery and performance of this Agreement by the Company will not be in contravention of law or of any of the provisions of the Restated Articles of Incorporation or Bylaws of the Company or of any subsidiary, or of any indenture, agreement or undertaking to which the Company or any subsidiary is a party or by which it is bound, or of any order, rule or regulation applicable to them of any court or of any governmental body or instrumentality having jurisdiction over them or their properties.

          (h) The certificate delivered pursuant to paragraph (e) of Section 6 hereof and all other documents delivered by the Company or its representatives in connection with the issuance and sale of the Remarketed Senior Deferrable Notes were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, in all material respects true and complete.

Section 4.   Fees.
             -----

          For the performance of its services as Remarketing Agent hereunder, the Remarketing Agent shall retain from the proceeds of the Remarketing an amount equal to 25 basis points (.25%) of the purchase price of the Remarketed Senior Deferrable Notes.

Section 5.   Covenants of the Company.
             ------------------------

            The Company covenants and agrees as follows:

            (a) (1) To prepare any registration statement or prospectus, if required, in connection with the Remarketing, in a form approved by the Remarketing Agent and to file any such prospectus pursuant to the Securities Act within the period required by the Rules and Regulations;

                 (2) to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;

                 (3) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Senior Deferrable Notes;

                 (4) to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Deferrable Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) To furnish promptly to the Remarketing Agent and to counsel to the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

          (c) To deliver promptly to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall request (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the Indenture); (ii) the Prospectus and any amended or supplemented Prospectus; (ii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and (iv) any Remarketing Materials; and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the

     Remarketing Agent may from time to time request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission.

          (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent; and not to file any such amendment or supplement which shall be disapproved by the Remarketing Agent promptly after reasonable notice.

          (f) As soon as practicable, but in any event not later than 15 months, after the Effective Date of the Registration Statement, to make "generally available to its security holders" an "earnings statement" (which need not be audited) covering a period of at least twelve months beginning after the Effective Date which will satisfy the provisions of
     Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158). The terms "generally available to its security holders" and "earnings statement" shall have the meanings set forth in Rule 158 of the Rules and Regulations.

          (g) To take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Deferrable Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offer or sale of the Remarketed Senior Deferrable Notes, in any jurisdiction where it is not now so subject.

          (h) For a period of five years following the Effective Date of the Registration Statement or so long as any of the Remarketed Senior Deferrable Notes shall remain outstanding, whichever is shorter, to supply to the Remarketing Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Remarketing Agent a copy of each annual or other report it shall be required to file with the Commission and such other information concerning the Company and its subsidiaries as the Remarketing Agent may reasonably request.

          (i) To pay (1) the costs incident to the preparation and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (3) the fees and expenses of qualifying the Remarketed Senior Deferrable Notes under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Remarketing Agent); (4) all other costs and expenses incident to the performance of the obligations of the Company, hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with their duties hereunder.

Section 6.    Conditions to the Remarketing Agent's Obligations.
              --------------------------------------------------

              The obligations of the Remarketing Agent hereunder are subject to the following conditions:

              (a) The Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

              (b) The Remarketing Agent shall not have discovered and disclosed to the Company prior to or on the Remarketing Date that the Prospectus, the Registration Statement, or the Remarketing Materials or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement or Prospectus and (ii) the Company and its subsidiaries shall not have sustained any material loss or interference with their business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or legislative or other governmental action, order or decree, if in the judgment of the Remarketing Agent, any such material adverse change makes it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus and in the Remarketing Materials.

          (d) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Date, and the Company shall have performed in all material respects all covenants and agreements herein contained to be performed on its part at or prior to the Remarketing Date.

          (e) The Company shall have furnished to the Remarketing Agent a certificate, dated the Remarketing Date, of (i) either the Chairman, Chief Executive Officer and President or the Executive Vice President--Finance and Chief Financial Officer and (ii) either the Vice President and Treasurer or the Vice President, Deputy General Counsel and Secretary, stating that:

               (i) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Senior Deferrable Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission;

               (ii)  the representations and warranties of the Company in
          Section 3 are true and correct in all material respects on and as of the Remarketing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Date;

               (iii) the Registration Statement, as of its Effective Date, and the Prospectus and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) On the Remarketing Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of Arthur Andersen LLP, or such other firm of nationally recognized independent public accountants satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

          (g) Counsel to the Company shall have furnished to the Remarketing Agent its opinion letter or opinion letters, as the case may be, addressed to the Remarketing Agent and dated the Remarketing Date, in form and substance satisfactory to the Remarketing Agent, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Georgia with corporate power to own its properties and conduct its businesses as described in the Prospectus.

               (ii) The Registration Statement was declared effective under the Securities Act, as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

               (iii) The Registration Statement, as of its Effective Date, and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Purchase Contract Settlement Date (other than the financial statements, related schedules and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, the Rules and Regulations and the Trust Indenture Act; and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Purchase Contract Settlement Date (other than the financial statements, related schedules and other financial data contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

               (iv) The statements contained in the Prospectus under the caption "Description of the Senior Deferrable Notes", insofar as it purports to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

               (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming that the Indenture is the valid and legally binding obligation of the Senior Trustee) constitutes a valid and binding agreement of each of the Company enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

               (vi) This Agreement has been duly authorized, executed and delivered by the Company.

               (vii) The Transactions will not conflict with or constitute a breach of or default under the Restated Articles of Incorporation or Bylaws of the Company or any of its subsidiaries, or to such counsel's knowledge, any indenture, agreement or undertaking material to the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or by which it is bound, or any applicable law, or, to such counsel's knowledge, any administrative regulation or court decree.

               (viii) Except for consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Transactions.

               (ix) To such counsel's knowledge, there are no material pending or threatened legal proceeding or any governmental proceeding instituted or threatened against the Company of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus.

     In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of Georgia and New York. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to such Remarketing Date, they have no reason to believe that any of such documents (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such documents became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading. Such counsel shall also advise the Remarketing Agent that although such counsel is not passing upon and, except as set forth in clause (iv) above, assumes no responsibility or liability for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus and the Remarketing Materials and any further amendments and supplements thereto made by the Company prior to such date, they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus and the Remarketing Materials or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Remarketing Date, either the Registration Statement, the Prospectus or the Remarketing Materials or any further amendment or supplement thereto made by the Company prior to such Remarketing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or the Remarketing Materials or required to be described in the Registration Statement, the Prospectus or the Remarketing Materials which were not filed or incorporated by reference or described as required.

            (h) On or after the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

Section 7.  Indemnification.
            ---------------

            (a) The Company shall indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or (B) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Remarketed Senior Deferrable Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made (1) in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company; and (2) in that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act other than any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with information furnished in writing to the Trustee by or on behalf of the Company for use therein; provided, further, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of the Remarketing Agent or any person controlling the Remarketing Agent on account of any losses, claims, damages or liabilities arising from the sale of the Remarketed Senior Deferrable Notes to any person by the Remarketing Agent if the Remarketing Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
Section 5(c). For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and the Remarketing Agent shall not be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom the Remarketing Agent had delivered such incorporated document or documents in response to a written request therefor.

          (b) The Remarketing Agent shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Remarketing Agent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained
(A) in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or (B) in any Blue Sky Application, or the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with the written information furnished to the Company by or on behalf of the Remarketing Agent specifically for inclusion therein and described in a letter from the Remarketing Agent to the Company; provided, however, that the obligation of the Remarketing

Agent hereunder to indemnify the Company hereunder shall be limited to the total price at which the Remarketed Senior Deferrable Notes were remarketed.

            (c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of any action, suit or proceeding, the indemnified party shall, if an action, suit or proceeding in respect of which a claim is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of such action, suit or proceeding, enclosing a copy of all papers served; provided however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action, suit or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, suit or proceeding, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of counsel of such indemnified party has been authorized by the indemnifying party, (B) the indemnified party reasonably shall have concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (C) the indemnifying party shall not in fact have employed counsel satisfactory to such indemnified party to assume the defense of such action. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

Section 8.  Contribution.
            ------------

            (a) If the indemnification provided for in Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other hand from the Remarketing or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Remarketing Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total principal amount of the Remarketed

Senior Deferrable Notes less the fee paid to the Remarketing Agent pursuant to
Section 4 of this Agreement, on the one hand, and the total fees received by the Remarketing Agent pursuant to such Section 4, on the other hand, bear to the total principal amount of the Remarketed Senior Deferrable Notes. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this Section 8, the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the fees received by it under Section 4 exceed the amount of any damages which the Remarketing Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act shall have the same rights to contribution as the Remarketing Agent, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisos in this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this
Section 8, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8. No party shall be liable for contribution with respect to any action or claim settled without its consent.

Section 9.  Resignation and Removal of the Remarketing Agent.
            -------------------------------------------------

            The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 60 days' prior written notice, in the case of a resignation, to the Company, DTC and the Senior Trustee and, in the case of a removal, the removed Remarketing Agent, DTC and the Senior Trustee; provided however, that:

            (i) the Company may not remove the Remarketing Agent unless (A) the Remarketing Agent becomes involved as a debtor in a bankruptcy, insolvency or similar proceeding, (B) the Remarketing Agent shall not be among the 15 underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic debt securities during the twelve-month period ended as of the last calendar quarter preceding the Remarketing Date, (C) the Remarketing Agent shall be subject to one or more legal restrictions preventing the performance of its obligations hereunder, or
     (D) the Remarketing Agent shall determine that (I) the Company has not met its obligation under Section 6(c) or (II) using its reasonable efforts, the Remarketing Agent would be unable to consummate the Remarketing on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials; and

          (ii) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures.

In any such case, the Company will use its reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 4, 7 and 8 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

Section 10.  Dealing in the Remarketed Senior Deferrable Notes.
             --------------------------------------------------

             The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Deferrable Notes. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Senior Deferrable Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

Section 11.  Remarketing Agent's Performance; Duty of Care.
             ---------------------------------------------

             The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement or the Indenture as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Deferrable Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the gross negligence or willful misconduct on its part.

Section 12.  Termination.
             -----------

             This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 9. In addition, this Agreement may be terminated (A) by the Company by notifying the Remarketing Agent at any time before the time when the Remarketed Senior Deferrable Notes are first generally offered by the Remarketing Agent to dealers by letter or telegram, or (B) by the Remarketing Agent by notifying the Company at or prior to 10:00 a.m. (New York City time) on the Remarketing Date by letter or telegram if,

             (a) in the judgement of the Remarketing Agent the sale and delivery of the Remarketed Senior Deferrable Notes is rendered impracticable or inadvisable because: (1) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange, or trading in securities generally shall have been suspended on either such Exchange or a general banking moratorium shall have been established by Federal or New York authorities; (2) any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, and such untrue or incorrect statement or information is not corrected in an amendment or supplement to the Registration Statement or Prospectus, or

          (b) prior to that time, any of the events described in Sections 6(c) or (h) shall have occurred.

          If this Agreement is terminated pursuant to any of the provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that (a) if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it, and (b) if the Remarketing Agent failed or refused to purchase the Remarketed Senior Deferrable Notes hereunder, without some reason sufficient hereunder to justify the cancellation or termination of its obligations hereunder, the Remarketing Agent shall not be relieved of liability to the Company for damages occasioned by its default.

Section 13.  Notices.
             -------

              All statements, requests, notices and agreements hereunder shall be in writing, and:

              (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention:.;

              (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to 133 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Treasurer. (Fax: _____________).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 14.  Persons Entitled to Benefit of Agreement.
             -----------------------------------------

             This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the Remarketing Agent contained in
Section 7(b) of this Agreement shall be deemed to be for the benefit of the Company's directors and officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 15.  Survival.
             ---------

             The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 16.  Governing Law.
             -------------

             This Agreement shall be governed by, and construed in accordance with, the laws of New York.

Section 17.  Counterparts.
             -------------

             This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 18.  Headings.
             --------

             The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.


                              Very truly yours,

                              GEORGIA-PACIFIC CORPORATION


                              By:  _________________________
                                   Title:



Accepted:

MORGAN STANLEY & CO. INCORPORATED


By:  ______________________________
     Authorized Representative